HAROLD Y. SPECTOR, CPA
Z. DAVID DAVIDIAN, CPA

SPECTOR & DAVIDIAN, LLP
Certified Public Accountants
(888) 584-5577
FAX (626) 584-6447
admin@swdcpa.com

70 SOUTH LAKE AVENUE
SUITE 630
PASADENA, CALIFORNIA 91101

May 7, 2010

Mr. Karl Hiller, Branch Chief
Securities and Exchange Commission
Washington, D.C. 20549-4628

Dear Mr. Hiller:

Re: Niusule Biotech Corp.
Form 8-K

This office was the CPA for above entity., through March 22, 2010

Niusule Biotech Corp. elected to terminate our association and we resolved all of the open items in compliance with general accepted accounting principles.

Please contact the undersigned if additional information is required.

Yours truly,
Spector & Davidian, LLP-

Harold Y. Spector, CPA

cc: Mr. Brad Skinner